SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 2, 2005

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2005, the Board of Directors of Silicon Graphics, Inc. (the “Company”) approved the Company’s FY06 Executive Incentive and FY06 Sales Executive Compensation Plans.

The Executive Incentive Plan is intended to provide incentives to the Company’s officers, including its executive officers, in the form of bonus payments for achieving certain performance goals established for them. The performance goals are comprised of corporate performance goals and, for certain participants, individual performance goals. Participating employees are eligible for the target bonuses based on a percentage of their base salary, which varies by position. The corporate component of the bonus, if awarded, is computed as a percentage of the target bonus based on the Company’s performance in achieving specified revenue and operating profit objectives. However, no payments will be made on corporate targets unless operating profit goals during the measurement period are met. The individual component of the bonus, if awarded, is computed as a percentage of the target bonus based on the participant’s achievement of individual goals identified by the senior management team or Compensation and Human Resources Committee of the Board, as appropriate, at the outset of the measurement period.

Participants will receive 100% of the target bonus if they achieve each of the performance measures established. Awards for the corporate and individual objective components, if applicable, of the incentive compensation will be determined separately and added together to determine the total payment. The maximum bonus opportunity for executive officers under the Executive Incentive Plan ranges from 20% to 100% of base salary, depending on the participant’s position. Each of the Company’s named executive officers is eligible to participate in the Executive Incentive Plan, and has a target bonus of 50% of base salary, except that the Chief Operating Officer has a target bonus of 80% of base salary, the Chief Executive Officer has a target bonus of 100% of base salary and the President of SGI Federal, who also participates in the Sales Executive Compensation Plan described below, has a target bonus of 20% under the Executive Incentive Plan.

The Board also approved the Sales Executive Compensation Plan for certain officers in our sales, service and product groups. These officers are eligible for target bonuses based on a percentage of their base salary. The bonus, if awarded, is computed as a percentage of that target based on the achievement of revenue and margin goals in the executive officer’s specific area of responsibility and is paid quarterly. The maximum bonus opportunity for eligible executive officers, including the President of SGI Federal, under the Sales Executive Compensation Plan is 50% of base salary.

The foregoing descriptions of the plans are qualified in their entirety by reference to the Description of Executive Incentive Plan and Summary Forms of Notice and the Description of Sales Executive Compensation Plan and Summary Form of Notice, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Executive Incentive Plan Description and Summary Forms of Notice.
10.2	Sales Executive Compensation Plan Description and Summary Form of Notice.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: November 7, 2005	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Executive Incentive Plan Description and Summary Form of Notice.
10.2	Sales Executive Compensation Plan Description and Summary Form of Notice.